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                                   EXHIBIT 11

                             TEXFI INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                    THIRTEEN WEEKS ENDED
                                                   JANUARY 31,   February 2,
                                                       1997         1996

NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning and end of period .........    8,735,491     8,650,690
  Restricted Stock Forfeitures....................       --            --
                                                    -----------   -----------
    Balance at end of period .....................    8,735,491     8,650,690
                                                    ===========   ===========

PRIMARY:
  Net income from continuing operations...........  $ 1,047,000   $   704,000
  Net loss from discontinued operations...........       --          (280,000)
                                                    ------------  -----------
  Net income .....................................  $ 1,047,000   $   424,000
                                                    ============  ===========

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........    8,735,491     8,650,690
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........       --           --
                                                    -----------   ------
  Weighted average number of common and common
     equivalent shares outstanding ...............    8,735,491     8,650,690
                                                    ===========   ===========

  Per common share amounts:
    Net income from continuing operations.........  $      .12    $       .08
    Net loss from discontinued operations.......         --              (.03)
                                                    ----------     ----------
      Net income (loss).........................    $      .12    $       .05
                                                    ==========    ===========


FULLY DILUTED:
  Net income from continuing operations.........   $ 1,153,000    $   704,000
  Net loss from discontinued operations.........         --          (280,000)
                                                    ----------    -----------
  Net income ...................................   $ 1,153,000    $   424,000
                                                   ===========    ===========

Weighted average number of shares outstanding:
  Common stock outstanding for the period based
    on a daily weighted average ..................   8,735,491     8,650,690
  Common stock equivalents - outstanding stock
    options computed on the treasury stock method
    by using end-of-period market prices in lieu
    of average market prices .....................       --           --
                                                    -----------   ------
                                                     8,735,491     8,650,690
  Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ...................................     528,647       548,647
                                                    -----------   ----------

Weighted average number of common and common
equivalent shares outstanding ....................   9,264,138     9,199,337
                                                   ===========   ===========


Per common share amounts:
Excluding convertible debenture shares:
    Net income from continuing operations.......   $       .12    $      .08
    Net loss from discontinued operations.......          --            (.03)
                                                    ----------     ---------
      Net income ...............................   $       .12    $      .05
                                                   ===========    ==========
  Including Convertible Debenture Shares:
    Net income from continuing operations.......   $      .12     $      .08
    Net loss from discontinued operations.......          --            (.03)
                                                    ----------      --------
      Net income ...............................   $      .12     $      .05
                                                   ===========    ==========
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